UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 18, 2003

HANDLEMAN COMPANY

(Exact Name of registrant as specified in its Charter)

Michigan	1-7923	38-1242806
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

500 Kirts Boulevard, Troy, Michigan		48084-4142
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:    (248) 362-4400

Not applicable

(Former name or former address, if changed since last report)

Items 1-11. Not applicable

Item 12.      Disclosure of Results of Operations and Financial Condition

A press release reporting Handleman Company’s filing of its Form 10-K for the fiscal year ended May 3, 2003 was issued by the registrant on August 18, 2003. As a result, the registrant is furnishing the press release attached as Exhibit 99.1.

Presented in Exhibit 99.2 are the Company’s interim financial statements for its fiscal years 2003 and 2002. Included in this exhibit is a reconciliation of revenues, income (loss) before income taxes and minority interest, net income, net income per share-basic and net income per share-diluted, as presented in the Company’s Form 10-K for the fiscal year ended May 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: August 20, 2003	By:	/S/ THOMAS C. BRAUM, JR.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release reporting Handleman Company’s filing of its Form 10-K for the fiscal year ended May 3, 2003.

Exhibit 99.2	Handleman Company interim financial statements for fiscal years 2003 and 2002.

3